EXHIBIT 12



Intercargo Corporation and Subsidiaries
Statement Regarding Computation of Ratios

The Combined Ratio, as Computed on a GAAP basis, is the ratio of total underwriting expenses to insurance premium income.



BONDS


         Year      Total       Insurance      Combined
        Ended   Underwriting    Premium         Ratio
       Dec. 31   Expenses       Income            %
       ------    -------        -------          -----
        1997     $16,869        $17,947           94.0
        1996      22,030         25,846           85.2
        1995      20,631         24,700           83.5
        1994      18,507         23,019           80.4
        1993      21,015         19,739          106.5



MARINE

         Year      Total       Insurance      Combined
        Ended   Underwriting    Premium         Ratio
       Dec. 31   Expenses       Income            %
       ------    -------        -------          -----
        1997     $31,504        $27,906          112.9
        1996      27,050         26,826          113.5
        1995      25,942         20,808          124.7
        1994      17,125         14,996          114.2
        1993      10,430         12,154           85.8



PROFESSIONAL LIABILITY

         Year      Total       Insurance      Combined
        Ended   Underwriting    Premium         Ratio
       Dec. 31   Expenses       Income            %
       ------    -------        -------          -----
        1997     $ 5,585        $ 3,206          174.2
        1996       4,000          2,644          151.3
        1995       4,920          3,069          160.3
        1994       4,645          2,377          195.4
        1993       2,945          1,681          175.2

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OTHER

         Year      Total       Insurance      Combined
        Ended   Underwriting    Premium         Ratio
       Dec. 31   Expenses       Income            %
       ------    -------        -------          -----
        1997     $10,869        $ 8,351          130.2
        1996       7,621          5,631          135.3
        1995       8,073          5,498          146.8
        1994       3,573          3,362          106.3
        1993       1,092            772          156.2



TOTAL BONDS, MARINE, PROFESSIONAL LIABILITY AND OTHER

         Year      Total       Insurance      Combined
        Ended   Underwriting    Premium         Ratio
       Dec. 31   Expenses       Income            %
       ------    -------        -------          -----
        1997     $64,827        $57,410          112.9
        1996      60,701         60,947          105.2
        1995      59,566         54,075          110.2
        1994      43,850         43,754          100.2
        1993      35,482         34,346          103.6